UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2005

MULTICELL TECHNOLOGIES, INC. (Exact name of Company as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-16354 (Commission File Number)	52-1412493 (I.R.S. Employer Identification)

55 Access Road, Suite 700 Warwick, RI 02886 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (401) 738-7560

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
1.

February 10, 2005, the Company completed a private placement offering. Pursuant to subscription agreements with eleven accredited investors, the Company received an aggregate of $4 million and issued an aggregate of 26,666,668 shares of common stock; three year warrants to purchase an aggregate of 18,000,000 shares of common stock at $0.20 per share; and three year warrants to purchase an aggregate of 8,000,000 shares of common stock at $0.30 per share, pursuant to Regulation D of the Securities Act of 1933, as amended. In connection with the offering, the Company entered into a registration rights agreement with the investors and agreed to file a registration statement for the resale of the common stock and the shares of common stock issuable upon exercise of the warrants within ninety (90) days of the date of the agreement. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration statement declared effective by the Securities and Exchange Commission within one hundred and fifty (150) days from the date of filing. In the event that the Company fails to timely file or obtain an effective registration statement within the respective 90 and 150 day times periods, it will be assessed a penalty of $2,667 per day payable to the investors, Mercator Advisory Group and its related funds, who have previously participated in the Company's Series I Preferred Stock placement.

2.

Effective February 10, 2005, in conjunction with the offering, the Company entered into a series of standstill agreements with twenty seven (27) of its security holders, including seven (7) members of the board of directors, wherein the security holders have agreed not to exercise an aggregate of 25,635,500 options and warrants until such time as the Company has obtained shareholder approval to amend its certificate of incorporation to provide for additional authorized shares of common stock.

3.

On January 29, 2005, and subject to the completion of the private placement, the Company entered into an agreement with Anthony J. Cataldo to serve as the Company's non-executive Co-Chairman of the Board and to provide consulting services in the field of fundraising on behalf of the Company. The agreement is for a term of three years and may be cancelled by Mr. Cataldo on 30 days prior notice or by the Company for cause, as defined in the agreement. The agreement provides for Mr. Cataldo to receive a non-statutory stock option to purchase 250,000 shares of the Company's common stock at an exercise price equal to $0.28 per share, the fair market value of the Company's common stock on the date of the grant, under the Company's 2004 Equity Incentive Plan (the "Plan"), for Mr. Cataldo's services as a director (the "Option"). Subject to the terms of the Plan, the Option will be exercisable for a period of five (5) years and vest monthly over the three (3) year term of the agreement in equal increments of one thirty-sixth. Mr. Cataldo also will receive the Company's customary director's fees of $3,000 for each board meeting attended by him. The director's fees are payable in shares of the Company's common stock issued at fair market value under the Plan and are payable on a quarterly basis. Additionally, Mr. Cataldo will receive a monthly cash consulting fee of $15,000 and a one time cash payment of $150,000 as compensation for services performed in connection with capital fundraising by the Company. Mr. Cataldo also was granted a five (5) year warrant to purchase ten (10) million shares of the Company's common stock at an exercise price of $0.28 per share (the "Warrant'). Five (5) million of the shares of common stock subject to the Warrant will become exercisable in equal monthly increments of one thirty-sixth over the three-year term of the agreement, with the remaining five (5) million becoming exercisable thirty days after the Company closes an equity financing of at least ten million dollars ($10,000,000) arranged by Mr. Cataldo. In the event that the Company closes on a $10,000,000 financing arranged by Mr. Cataldo, all then non-exercisable shares of common stock subject to the warrant will become exercisable thirty (30) days following the closing of the equity financing. Mr. Cataldo's agreement further provides that none of the shares of common stock issuable upon exercise of the Option or the Warrant will become exercisable prior to the approval by the Board and the Company's stockholders of an increase in the authorized common stock of the Company

4.

As of February 1, 2005, subject to the completion of the private placement, the Company entered into an agreement with Stephen Chang Ph.D. to serve as the Company's President. Dr. Chang was previously elected to the Company's Board of Directors June 16, 2004 and continues to serve as a member of the Board. The agreement provides that Dr. Chang will be employed at will by the Company, however in the event that the Company terminates the agreement without cause or Dr. Chang terminates the agreement for good reason, as set forth in the agreement, Dr. Chang will be entitled to receive severance pay in the form of salary for a period of six (6) months. The agreement further provides that Dr. Chang will receive a base salary equal to $15,000 per month comprised of $10,000 in cash payable in regular periodic payments and $5,000 per month in shares of the Company's common stock issued under the 2004 Equity Incentive Plan (the "Plan"), calculated at the fair market value on the date of grant payable on a quarterly basis. The agreement also provides for Dr. Chang to receive incentive stock options to purchase 5,000,000 shares of the Company's common stock at an exercise price equal to $0.28 per share (the "Option"), the fair market value of the Company's common stock on the date of the grant, under the Company's Plan. Subject to the terms of the Plan, the Option will be exercisable for a period of five (5) years and vest monthly over a three (3) year term as of the effective date of the agreement in equal increments of one thirty-sixth. As a member of the Company's board, Dr. Chang also will receive the Company's customary director's fees of $3,000 for each board meeting attended by him. The director's fees are payable in shares of the Company's common stock issued at fair market value under the Plan and are payable on a quarterly basis. Dr. Chang will also be entitled to participate under any benefits plan or arrangement which may be in effect from time to time and made available to the Company's key management and executives. Dr. Chang is currently CEO of privately held Astral Therapeutics, a San Diego biotechnology company. Dr Chang is also President of CURES a coalition of patient advocates, biotechnology companies, pharmaceutical companies and venture capitalists dedicated to ensuring the safety, research and development of innovative life saving medications. Dr Chang is also an active board member of BIOCOM, San Diego's premier life sciences organization. Dr. Chang was chief science officer and vice president of Canji Inc./Schering Plough Research Institute in San Diego from 1998 to 2004, managing four large external biotech corporate partnerships with Transgene, Myriad Genetics, Genzyme and Immune Response. From 1995 to 1997, Dr. Chang was director of research for Chiron Viagene, and Chiron Inc. From 1988 to 1995, Dr. Chang served as director, viral and genetic therapeutics and senior principal scientist for Viagene, Inc. Dr. Chang earned his doctoral degree in Biological Chemistry, Molecular Biology and Biochemistry from the University of California, Irvine.

Item 2.01 Completion of Acquisition or Disposition of Assets.
See Item 1.01(1.) above.

Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01(1.) and (3.) above.

The parties intended the above private placements to be exempt from registration and prospectus delivery requirements under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. Each of the above investors represented that they were an accredited investor and that the investor's intention was to acquire the securities for investment only and not with a view to distribution thereof. An appropriate legend was affixed to each warrant and share of common stock issued in the above private placements and will be placed on any common stock certificates issued upon exercise of the above warrants. Each investor represented that it was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, through the investor's business relationship with the Company to information about the Company.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
See Item 1.01(3.) and (4.) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

Date: February 11, 2005	By: /s/ W. GERALD NEWMIN W. Gerald Newmin,Chief Executive Officer